Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR SECOND QUARTER 2019

•	Revenue growth of 7% to $3.25 billion

•	Parts and services organic revenue declined 2.1%; (1.3% on a per day basis)

•	Non-cash impairment charge of $25 million, net of tax, related to assets held for sale

•	Net income from continuing operations attributable to LKQ stockholders of $150 million (down 4%); adjusted net income of $204 million (up 6%)

•	Diluted EPS from continuing operations attributable to LKQ stockholders of $0.48 (down 4%); adjusted diluted EPS of $0.65 (up 7%)

•	Operating cash flow of $461 million (up 151%) for the quarter; free cash flow of $413 million (up 217%)

•	Repurchased 4.4 million shares for $120 million; paid down $220 million of debt

•	2019 annual guidance updated

Chicago, IL (July 25, 2019) -- LKQ Corporation (Nasdaq:LKQ) today reported revenue for the second quarter of 2019 of $3.25 billion, an increase of 7.2% as compared to $3.0 billion in the second quarter of 2018. For the second quarter of 2019, parts and services organic revenue declined 2.1%, (1.3% on a per day basis), and acquisition revenue growth was 12.6%, while the impact of exchange rates was (2.5%), for total parts and services revenue growth of 8.0%.
Net income1 for the second quarter of 2019 was $150 million, a decrease of 4.2% year-over-year. Diluted earnings per share1 for the second quarter of 2019 was $0.48 as compared to $0.50 for the same period of 2018, a decrease of 4.0%. The second quarter 2019 results included a $25 million non-cash impairment charge, net of tax, related to an expected recovery below carrying value of our previously announced assets held for sale. On an adjusted basis, net income was $204 million, an increase of 6.3% as compared to the $192 million for the same period of 2018. On an adjusted basis, diluted earnings per share for the second quarter of 2019 was $0.65, an increase of 6.6% as compared to $0.61 for the same period of 2018.
Dominick Zarcone, President and Chief Executive Officer of LKQ Corporation, stated, “We continued to make progress on our key productivity initiatives during the second quarter, which are having a positive impact on our financial and operational performance. We delivered this performance notwithstanding difficult revenue growth comparisons across all of our operating segments, a soft collision environment in the U.S. and the ongoing macroeconomic challenges and the impact of one less selling day in Europe. Against this backdrop, our continued focus on integrating and simplifying our operating model to drive cash conversion resulted in LKQ generating the highest quarter of operating cash flow in the Company’s history. Additionally, in North America we produced Segment EBITDA margins of 14.4%, a 130-basis point improvement over last year and the highest level since the second quarter of 2017.”

1 References to Net Income and Diluted earnings per share, and the corresponding adjusted figures, in this release reflect amounts from continuing operations attributable to LKQ stockholders.

On a six-month year-to-date basis, revenue was $6.3 billion, an increase of 10.4% from $5.8 billion for the comparable period of 2018. Parts and services organic revenue for the first six months of 2019 declined 1.1% (0.1% on a per day basis).
Net income for the first six months of 2019 was $248 million, a decrease of 19.9% as compared to $310 million for the first half of 2018. Diluted earnings per share for the first six months of 2019 was $0.79, a decrease of 20.2% as compared to $0.99 for the same period of 2018. On an adjusted basis, net income for the first six months of 2019 was $380 million, an increase of 5.0% as compared to the $362 million for the same period of 2018. On an adjusted basis, diluted earnings per share for the first six months of 2019 was $1.21, an increase of 4.3% as compared to $1.16 for the same period of 2018.
Cash Flow and Balance Sheet
Cash flow from operations totaled $638 million on a six-month year-to-date basis, up 94%, from a year ago. Free cash flow totaled $537 million, up 152%, year-over-year. We paid down $220 million of borrowings during the quarter, and as of June 30, 2019, our balance sheet reflected net debt of $3.7 billion. Net leverage as defined in the credit facility decreased to 2.8x EBITDA.
During the second quarter of 2019, we repurchased approximately 4.4 million shares of our common stock returning approximately $120 million of capital to our stockholders. Since initiating our plan in late October 2018, we have repurchased 9.3 million shares for a total of $251 million.
Company Outlook
We updated our guidance for 2019 as set forth below.

	2019 Updated Guidance	2019 Previous Guidance
Organic revenue growth for parts & services	0.5% to 2.0%	2.0% to 4.0%
Net income attributable to LKQ stockholders (1)	$540 million to $565 million	$586 million to $625 million
Adjusted net income attributable to LKQ stockholders (1)(2)	$718 million to $743 million	$732 million to $771 million
Diluted EPS attributable to LKQ stockholders (1)	$1.73 to $1.81	$1.87 to $2.00
Adjusted diluted EPS attributable to LKQ stockholders (1)(2)	$2.30 to $2.38	$2.34 to $2.46
Cash flows from operations	$800 million to $875 million	$775 million to $850 million
Capital expenditures	$225 million to $275 million	$250 million to $300 million
(1) Amounts reflect continuing operations.
(2) Non-GAAP measures. See the table accompanying this release that reconciles the forecasted U.S. GAAP measures to the forecasted adjusted measures, which are non-GAAP, for further details.
Varun Laroyia, Executive Vice President and Chief Financial Officer, commented, “Our operational focus and continued momentum on active working capital management and prudent capital spending enabled us to increase our 2019 annual guidance for free cash flow. However, our revised guidance also reflects the soft macroeconomic environment we are facing in Europe and the headwinds from lower scrap metal prices, two dynamics we believe will continue for the balance of 2019, though partially offset by our ongoing cost structure optimization.”
Our guidance for the full year 2019 is based on current conditions (including acquisitions completed through July 25, 2019), and assumes no material disruptions associated with the United Kingdom’s potential exit from the European Union. The guidance for the full year 2019 is based on scrap prices remaining at current levels and exchange rates for our primary currencies holding near current levels. Changes in these conditions may impact our ability to achieve the guidance. Adjusted figures exclude (to the extent applicable) the impact of restructuring and acquisition related expenses; amortization expense related to acquired intangibles; excess tax benefits and deficiencies from stock-based payments; losses on debt extinguishment; impairment charges; and gains and losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities).
Conference Call Details
We will host a conference call and webcast on July 25, 2019 at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) with members of senior management to discuss our results. To access the investor conference call, please dial (833) 236-5754. International access to the call may be obtained by dialing (647) 689-4182. The investor conference call will require you to enter conference ID: 4683713#.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at (www.lkqcorp.com) in the Investor Relations section.
A replay of the conference call will be available by telephone at (800) 585-8367 or (416) 621-4642 for international calls. The telephone replay will require you to enter conference ID: 4683713#. An online replay of the audio webcast will be available on our website. Both formats of replay will be available through August 8, 2019. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.
Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual events or results to differ from the events or results predicted or implied by our forward-looking statements include the factors set forth below, and other factors discussed in our filings with the SEC, including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31,

2018 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.
These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, including the U.K. withdrawal from the European Union (also known as Brexit), and the impact of these changes on our businesses, the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry (including the potential competitive advantage to original equipment manufacturers (“OEMs”) with "connected car" technology);

•	fluctuations in the pricing of new OEM replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and vehicle repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•	the implementation of a border tax or tariff on imports and the negative impact on our business due to the amount of inventory we import;

•	restrictions or prohibitions on selling certain aftermarket products through enforcement by OEMs of intellectual property rights;

•	restrictions or prohibitions on importing certain aftermarket products by border enforcement agencies based on, among other things, intellectual property infringement claims;

•	variations in the number of vehicles manufactured and sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	the increase of accident avoidance systems being installed in vehicles;

•	the potential loss of sales of certain mechanical parts due to the rise of electric vehicle sales;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and vehicles from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	costs of complying with laws relating to the security of personal information;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	potential losses of our right to operate at key locations if we are not able to negotiate lease renewals;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements;

•	changes to applicable U.S. and foreign tax laws, changes to interpretations of tax laws, and changes in our mix of earnings among the jurisdictions in which we operate; and

•	disruptions to the management and operations of our business and the uncertainties caused by activist investors.

Contact:
Joseph P. Boutross
Vice President, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Three Months Ended June 30,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$3,248,173	100.0%	$3,030,751	100.0%	$217,422	7.2%
Cost of goods sold	2,000,986	61.6%	1,868,872	61.7%	132,114	7.1%
Gross margin	1,247,187	38.4%	1,161,879	38.3%	85,308	7.3%
Selling, general and administrative expenses	898,368	27.7%	826,044	27.3%	72,324	8.8%
Restructuring and acquisition related expenses	8,377	0.3%	15,878	0.5%	(7,501)	(47.2%)
Impairment of net assets held for sale	33,497	1.0%	—	0.0%	33,497	n/m
Depreciation and amortization	70,834	2.2%	63,163	2.1%	7,671	12.1%
Operating income	236,111	7.3%	256,794	8.5%	(20,683)	(8.1%)
Other expense (income):
Interest expense, net of interest income	35,884	1.1%	38,272	1.3%	(2,388)	(6.2%)
Other (income) expense, net	(5,733)	(0.2%)	427	0.0%	(6,160)	n/m
Total other expense, net	30,151	0.9%	38,699	1.3%	(8,548)	(22.1%)
Income from continuing operations before provision for income taxes	205,960	6.3%	218,095	7.2%	(12,135)	(5.6%)
Provision for income taxes	55,825	1.7%	60,775	2.0%	(4,950)	(8.1%)
Equity in earnings of unconsolidated subsidiaries	1,572	0.0%	546	0.0%	1,026	n/m
Income from continuing operations	151,707	4.7%	157,866	5.2%	(6,159)	(3.9%)
Net income from discontinued operations	398	0.0%	—	0.0%	398	n/m
Net income	152,105	4.7%	157,866	5.2%	(5,761)	(3.6%)
Less: net income attributable to continuing noncontrolling interest	1,352	0.0%	859	0.0%	493	57.4%
Less: net income attributable to discontinued noncontrolling interest	192	0.0%	—	0.0%	192	n/m
Net income attributable to LKQ stockholders	$150,561	4.6%	$157,007	5.2%	$(6,446)	(4.1%)

Basic earnings per share: (2)
Income from continuing operations	$0.49		$0.51		$(0.02)	(3.9%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.49		0.51		(0.02)	(3.9%)
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.48		$0.50		$(0.02)	(4.0%)

Diluted earnings per share: (2)
Income from continuing operations	$0.49		$0.50		$(0.01)	(2.0%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.49		0.50		(0.01)	(2.0%)
Less: net income attributable to continuing noncontrolling interest	0.00		0.00		0.00	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.48		$0.50		$(0.02)	(4.0%)

Weighted average common shares outstanding:
Basic	311,891		312,556		(665)	(0.2%)
Diluted	312,719		314,012		(1,293)	(0.4%)

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated
Statements of Income, with Supplementary Data
(In thousands, except per share data)

	Six Months Ended June 30,
	2019		2018
		% of Revenue (1)		% of Revenue (1)	$ Change	% Change
Revenue	$6,348,476	100.0%	$5,751,515	100.0%	$596,961	10.4%
Cost of goods sold	3,893,025	61.3%	3,535,665	61.5%	357,360	10.1%
Gross margin	2,455,451	38.7%	2,215,850	38.5%	239,601	10.8%
Selling, general and administrative expenses	1,794,900	28.3%	1,592,935	27.7%	201,965	12.7%
Restructuring and acquisition related expenses	11,684	0.2%	19,932	0.3%	(8,248)	(41.4%)
Impairment of net assets held for sale	48,520	0.8%	—	0.0%	48,520	n/m
Depreciation and amortization	141,836	2.2%	119,621	2.1%	22,215	18.6%
Operating income	458,511	7.2%	483,362	8.4%	(24,851)	(5.1%)
Other expense (income):
Interest expense, net of interest income	71,973	1.1%	66,787	1.2%	5,186	7.8%
Other income	(9,584)	(0.2%)	(2,455)	(0.0%)	(7,129)	n/m
Total other expense, net	62,389	1.0%	64,332	1.1%	(1,943)	(3.0%)
Income from continuing operations before provision for income taxes	396,122	6.2%	419,030	7.3%	(22,908)	(5.5%)
Provision for income taxes	107,375	1.7%	110,359	1.9%	(2,984)	(2.7%)
Equity in (losses) earnings of unconsolidated subsidiaries	(37,977)	(0.6%)	1,958	0.0%	(39,935)	n/m
Income from continuing operations	250,770	4.0%	310,629	5.4%	(59,859)	(19.3%)
Net income from discontinued operations	398	0.0%	—	0.0%	398	n/m
Net income	251,168	4.0%	310,629	5.4%	(59,461)	(19.1%)
Less: net income attributable to continuing noncontrolling interest	2,367	0.0%	662	0.0%	1,705	n/m
Less: net income attributable to discontinued noncontrolling interest	192	0.0%	—	0.0%	192	n/m
Net income attributable to LKQ stockholders	$248,609	3.9%	$309,967	5.4%	$(61,358)	(19.8%)

Basic earnings per share: (2)
Income from continuing operations	$0.80		$1.00		$(0.20)	(20.0%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.80		1.00		(0.20)	(20.0%)
Less: net income attributable to continuing noncontrolling interest	0.01		0.00		0.01	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.79		$1.00		$(0.21)	(21.0%)

Diluted earnings per share: (2)
Income from continuing operations	$0.80		$0.99		$(0.19)	(19.2%)
Net income from discontinued operations	0.00		—		0.00	n/m
Net income	0.80		0.99		(0.19)	(19.2%)
Less: net income attributable to continuing noncontrolling interest	0.01		0.00		0.01	n/m
Less: net income attributable to discontinued noncontrolling interest	0.00		—		0.00	n/m
Net income attributable to LKQ stockholders	$0.79		$0.99		$(0.20)	(20.2%)

Weighted average common shares outstanding:
Basic	313,460		311,045		2,415	0.8%
Diluted	314,360		312,688		1,672	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.
(2) The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$375,967	$331,761
Receivables, net	1,285,802	1,154,083
Inventories	2,650,138	2,836,075
Prepaid expenses and other current assets	319,942	199,030
Total current assets	4,631,849	4,520,949
Property, plant and equipment, net	1,206,690	1,220,162
Operating lease assets, net	1,294,541	—
Intangible assets:
Goodwill	4,409,925	4,381,458
Other intangibles, net	880,123	928,752
Equity method investments	133,154	179,169
Other noncurrent assets	147,954	162,912
Total assets	$12,704,236	$11,393,402
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,031,952	$942,398
Accrued expenses:
Accrued payroll-related liabilities	171,650	172,005
Refund liability	106,612	104,585
Other accrued expenses	309,734	288,425
Other current liabilities	134,855	61,109
Current portion of operating lease liabilities	219,502	—
Current portion of long-term obligations	132,641	121,826
Total current liabilities	2,106,946	1,690,348
Long-term operating lease liabilities, excluding current portion	1,122,276	—
Long-term obligations, excluding current portion	3,919,902	4,188,674
Deferred income taxes	303,179	311,434
Other noncurrent liabilities	342,185	364,194
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 319,010,278 shares issued and 309,695,052 shares outstanding at June 30, 2019; 318,417,821 shares issued and 316,146,114 shares outstanding at December 31, 2018	3,190	3,184
Additional paid-in capital	1,429,129	1,415,188
Retained earnings	3,847,485	3,598,876
Accumulated other comprehensive loss	(188,553)	(174,950)
Treasury stock, at cost; 9,315,226 shares at June 30, 2019 and 2,271,707 shares at December 31, 2018	(250,762)	(60,000)
Total Company stockholders’ equity	4,840,489	4,782,298
Noncontrolling interest	69,259	56,454
Total stockholders’ equity	4,909,748	4,838,752
Total liabilities and stockholders’ equity	$12,704,236	$11,393,402

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$251,168	$310,629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,361	129,504
Impairment of Mekonomen equity method investment	39,551	—
Impairment of net assets held for sale	48,520	—
Stock-based compensation expense	13,659	11,844
Other	(3,516)	4,356
Changes in operating assets and liabilities, net of effects from acquisitions and dispositions:
Receivables, net	(149,052)	(112,178)
Inventories	131,229	(12,777)
Prepaid income taxes/income taxes payable	25,967	6,090
Accounts payable	96,888	(25,380)
Other operating assets and liabilities	31,629	16,581
Net cash provided by operating activities	638,404	328,669
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(101,268)	(115,421)
Acquisitions, net of cash acquired	(14,767)	(1,135,970)
Other investing activities, net	(735)	2,174
Net cash used in investing activities	(116,770)	(1,249,217)
CASH FLOWS FROM FINANCING ACTIVITIES:
Debt issuance costs	(35)	(16,759)
Proceeds from issuance of Euro Notes (2026/28)	—	1,232,100
Purchase of treasury stock	(190,762)	—
Borrowings under revolving credit facilities	312,880	613,658
Repayments under revolving credit facilities	(471,439)	(766,597)
Repayments under term loans	(4,375)	(8,810)
Borrowings under receivables securitization facility	36,600	—
Repayments under receivables securitization facility	(146,600)	—
Repayments of other debt, net	(8,367)	(2,444)
Other financing activities, net	110	3,195
Net cash (used in) provided by financing activities	(471,988)	1,054,343
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(102)	(68,359)
Net increase in cash, cash equivalents and restricted cash	49,544	65,436
Cash, cash equivalents and restricted cash of continuing operations, beginning of period	337,250	279,766
Cash, cash equivalents and restricted cash of continuing and discontinued operations, end of period	386,794	345,202
Less: Cash and cash equivalents of discontinued operations, end of period	5,372	—
Cash, cash equivalents and restricted cash, end of period	$381,422	$345,202

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	June 30,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$1,165,482	$1,165,422	$60	0.0%
Europe	1,510,952	1,279,996	230,956	18.0%
Specialty	410,263	411,633	(1,370)	(0.3%)
Parts and services	3,086,697	2,857,051	229,646	8.0%
Other	161,476	173,700	(12,224)	(7.0%)
Total	$3,248,173	$3,030,751	$217,422	7.2%

Revenue changes by category for the three months ended June 30, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	(0.4%)	0.6%	(0.2%)	0.0%
Europe	(4.3%)	27.7%	(5.3%)	18.0%
Specialty	0.1%	—%	(0.4%)	(0.3%)
Parts and services	(2.1%)	12.6%	(2.5%)	8.0%
Other	(8.4%)	1.6%	(0.2%)	(7.0%)
Total	(2.4%)	12.0%	(2.4%)	7.2%

The following unaudited tables compare certain third party revenue categories:

	Six Months Ended
	June 30,
	2019	2018	$ Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,321,180	$2,338,007	$(16,827)	(0.7%)
Europe	2,951,793	2,317,042	634,751	27.4%
Specialty	762,819	762,307	512	0.1%
Parts and services	6,035,792	5,417,356	618,436	11.4%
Other	312,684	334,159	(21,475)	(6.4%)
Total	$6,348,476	$5,751,515	$596,961	10.4%

Revenue changes by category for the six months ended June 30, 2019 vs. 2018:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	Total Change (1)
North America	(0.9%)	0.4%	(0.3%)	(0.7%)
Europe	(1.8%)	35.4%	(6.2%)	27.4%
Specialty	0.5%	—%	(0.4%)	0.1%
Parts and services	(1.1%)	15.3%	(2.8%)	11.4%
Other	(7.5%)	1.3%	(0.3%)	(6.4%)
Total	(1.4%)	14.5%	(2.7%)	10.4%
(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles consolidated revenue growth for parts & services to constant currency revenue growth for the same measure:

	Three Months Ended		Six Months Ended
	June 30, 2019		June 30, 2019
	Consolidated	Europe	Consolidated	Europe
Parts & Services
Revenue growth as reported	8.0%	18.0%	11.4%	27.4%
Less: Currency impact	(2.5%)	(5.3%)	(2.8%)	(6.2%)
Revenue growth at constant currency	10.5%	23.3%	14.2%	33.6%

We have presented the growth of our revenue on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency revenue information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance, as this statistic removes the translation impact of exchange rate fluctuations, which are outside of our control and do not reflect our operational performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP financial measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-named measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In addition, not all companies that report revenue growth on a constant currency basis calculate such measure in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019		2018		2019		2018
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,321,766		$1,335,166		$2,624,075		$2,665,009
Europe	1,516,240		1,284,153		2,961,781		2,324,583
Specialty	411,636		412,873		765,373		764,665
Eliminations	(1,469)		(1,441)		(2,753)		(2,742)
Total revenue	$3,248,173		$3,030,751		$6,348,476		$5,751,515
Segment EBITDA
North America	$190,048	14.4%	$175,010	13.1%	$366,684	14.0%	$352,723	13.2%
Europe	116,281	7.7%	110,893	8.6%	221,579	7.5%	186,427	8.0%
Specialty	52,367	12.7%	56,068	13.6%	90,326	11.8%	98,037	12.8%
Total Segment EBITDA	$358,696	11.0%	$341,971	11.3%	$678,589	10.7%	$637,187	11.1%

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment charges. EBITDA, which is the basis for Segment EBITDA, is calculated as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest and income tax expense. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. We also consider Segment EBITDA to be a useful financial measure in evaluating our operating performance, as it provides investors, securities analysts and other interested parties with supplemental information regarding the underlying trends in our ongoing operations. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Refer to the table on the following page for a reconciliation of net income to EBITDA and Segment EBITDA.

The following unaudited table reconciles Net Income to EBITDA and Segment EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
(In thousands)
Net income	$152,105	$157,866	$251,168	$310,629
Less: net income attributable to continuing noncontrolling interest	1,352	859	2,367	662
Less: net income attributable to discontinued noncontrolling interest	192	—	192	—
Net income attributable to LKQ stockholders	150,561	157,007	248,609	309,967
Subtract:
Net income from discontinued operations	398	—	398	—
Net income attributable to discontinued noncontrolling interest	(192)	—	(192)	—
Net income from continuing operations attributable to LKQ stockholders	150,355	157,007	248,403	309,967
Add:
Depreciation and amortization	70,834	63,163	141,836	119,621
Depreciation and amortization - cost of goods sold	5,320	5,275	10,525	9,883
Interest expense, net of interest income	35,884	38,272	71,973	66,787
Provision for income taxes	55,825	60,775	107,375	110,359
Earnings before interest, taxes, depreciation and amortization (EBITDA)	318,218	324,492	580,112	616,617
Subtract:
Equity in earnings (losses) of unconsolidated subsidiaries	1,572	546	(37,977)	1,958
Gains on bargain purchase	—	328	—	328
Add:
Restructuring and acquisition related expenses	8,377	15,878	11,684	19,932
Inventory step-up adjustment - acquisition related	—	—	—	403
Impairment of net assets held for sale	33,497	2,438	48,520	2,438
Change in fair value of contingent consideration liabilities	176	37	296	83
Segment EBITDA	$358,696	$341,971	$678,589	$637,187

Net income from continuing operations attributable to LKQ stockholders as a percentage of revenue	4.6%	5.2%	3.9%	5.4%

EBITDA as a percentage of revenue	9.8%	10.7%	9.1%	10.7%

Segment EBITDA as a percentage of revenue	11.0%	11.3%	10.7%	11.1%

We have presented EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our operating performance and the value of our business. We calculate EBITDA as net income, less net income (loss) attributable to continuing and discontinued noncontrolling interest, excluding discontinued operations and discontinued noncontrolling interest, depreciation, amortization, interest and income tax expense. EBITDA provides insight into our profitability trends and allows management and investors to analyze our operating results with the impact of continuing noncontrolling interest and without the impact of discontinued noncontrolling interest, discontinued operations, depreciation, amortization, interest and income tax expense. We believe EBITDA is used by investors, securities analysts and other interested parties in evaluating the operating performance and the value of other companies, many of which present EBITDA when reporting their results.

We have presented Segment EBITDA solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our segment profit and loss and underlying trends in our ongoing operations. We calculate Segment EBITDA as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, equity in losses and earnings of unconsolidated subsidiaries and impairment charges. Our chief operating decision maker, who is our Chief Executive Officer, uses Segment EBITDA as the key measure of our segment profit or loss. We use Segment EBITDA to compare profitability among our segments and evaluate business strategies. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue.

EBITDA and Segment EBITDA should not be construed as alternatives to operating income, net income or net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA or Segment EBITDA information calculate EBITDA or Segment EBITDA in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
(In thousands, except per share data)
Net income	$152,105	$157,866	$251,168	$310,629
Less: net income attributable to continuing noncontrolling interest	1,352	859	2,367	662
Less: net income attributable to discontinued noncontrolling interest	192	—	192	—
Net income attributable to LKQ stockholders	150,561	157,007	248,609	309,967
Subtract:
Net income from discontinued operations	398	—	398	—
Net income attributable to discontinued noncontrolling interest	(192)	—	(192)	—
Net income from continuing operations attributable to LKQ stockholders	150,355	157,007	248,403	309,967
Adjustments - continuing operations attributable to LKQ stockholders:
Amortization of acquired intangibles	31,023	27,668	62,935	49,930
Restructuring and acquisition related expenses	8,377	15,878	11,684	19,932
Inventory step-up adjustment – acquisition related	—	—	—	403
Change in fair value of contingent consideration liabilities	176	37	296	83
Gains on bargain purchase	—	(328)	—	(328)
Impairment of net assets held for sale	33,497	2,438	48,520	2,438
Impairment of Mekonomen equity method investment	—	—	39,551	—
Excess tax benefit from stock-based payments	(174)	(551)	(278)	(3,192)
Tax effect of adjustments	(19,198)	(10,145)	(30,927)	(17,104)
Adjusted net income from continuing operations attributable to LKQ stockholders	$204,056	$192,004	$380,184	$362,129

Weighted average diluted common shares outstanding	312,719	314,012	314,360	312,688

Diluted earnings per share from continuing operations attributable to LKQ stockholders
Reported	$0.48	$0.50	$0.79	$0.99

Adjusted	$0.65	$0.61	$1.21	$1.16

We have presented Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as we believe these measures are useful for evaluating the core operating performance of our continuing business across reporting periods and in analyzing our historical operating results. We define Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders as Net Income and Diluted Earnings per Share adjusted to eliminate the impact of continuing and discontinued noncontrolling interest, discontinued operations, restructuring and acquisition related expenses, amortization expense related to acquired intangibles, the change in fair value of contingent consideration liabilities, other gains and losses related to acquisitions, equity method investments, or divestitures, impairment charges, excess tax benefits and deficiencies from stock-based payments and any tax effect of these adjustments. The tax effect of these adjustments is calculated using the effective tax rate for the applicable period or for certain discrete items the specific tax expense or benefit for the adjustment. Given the variability and volatility of the amount and frequency of costs related to acquisitions, management believes that these costs are not normal operating expenses and should be adjusted in our calculation of Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders. These financial measures are used by management in its decision making and overall evaluation of our operating performance and are included in the metrics used to determine incentive compensation for our senior management. Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders should not be construed as alternatives to Net Income or Diluted Earnings per Share as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report measures similar to Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders calculate such measures in the same manner as we do and, accordingly, our calculations are not necessarily comparable to similarly-named measures of other companies and may not be appropriate measures for performance relative to other companies.

The following unaudited table reconciles Forecasted Net Income and Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders to Forecasted Adjusted Net Income from Continuing Operations Attributable to LKQ Stockholders and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, respectively:

	Forecasted
	Fiscal Year 2019
	Minimum Guidance	Maximum Guidance
(In millions, except per share data)
Net income from continuing operations attributable to LKQ stockholders	$540	$565
Adjustments:
Amortization of acquired intangibles	125	125
Restructuring and acquisition related expenses	12	12
Impairment of net assets held for sale	49	49
Impairment of Mekonomen equity method investment	40	40
Other	0	0
Tax effect of adjustments	(48)	(48)
Adjusted net income from continuing operations attributable to LKQ stockholders	$718	$743

Weighted average diluted common shares outstanding	312	312

Diluted earnings per share from continuing operations attributable to LKQ stockholders:
U.S. GAAP	$1.73	$1.81
Non-GAAP (Adjusted)	$2.30	$2.38

We have presented forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders in our financial guidance. Refer to the discussion of Adjusted Net Income and Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders for details on the calculation of these non-GAAP financial measures. In the calculation of forecasted Adjusted Net Income and forecasted Adjusted Diluted Earnings per Share from Continuing Operations Attributable to LKQ Stockholders, we included estimates of income from continuing operations attributable to LKQ stockholders, amortization of acquired intangibles for the full fiscal year 2019 and the related tax effect; we included for all other components the amounts incurred through June 30, 2019.

The following unaudited table reconciles Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
(In thousands)
Net cash provided by operating activities	$461,179	$183,506	$638,404	$328,669
Less: purchases of property, plant and equipment	48,252	53,232	101,268	115,421
Free cash flow	$412,927	$130,274	$537,136	$213,248

We have presented free cash flow solely as a supplemental disclosure that offers investors, securities analysts and other interested parties useful information to evaluate our liquidity. We calculate free cash flow as net cash provided by operating activities, less purchases of property, plant and equipment. Free cash flow provides insight into our liquidity and provides useful information to management and investors concerning our cash flow available to meet future debt service obligations and working capital requirements, make strategic acquisitions and repurchase stock. We believe free cash flow is used by investors, securities analysts and other interested parties in evaluating the liquidity of other companies, many of which present free cash flow when reporting their results. This financial measure is included in the metrics used to determine incentive compensation for our senior management. Free cash flow should not be construed as an alternative to net cash provided by operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report free cash flow information calculate free cash flow in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly-named measures of other companies and may not be an appropriate measure for liquidity relative to other companies.